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As filed with the Securities and Exchange Commission on January 29, 2010

Registration No. 333-163275

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

PRE-EFFECTIVE
AMENDMENT NO. 3 TO
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

IRONWOOD PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	2834 (Primary Standard Industrial Classification Code Number)	04-3404176 (I.R.S. Employer Identification Number)

320 Bent Street
Cambridge, Massachusetts 02141
(617) 621-7722
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Peter M. Hecht
Chief Executive Officer
320 Bent Street
Cambridge, Massachusetts 02141
(617) 621-7722
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Paul M. Kinsella Ropes & Gray LLP One International Place Boston, MA 02110 Telephone (617) 951-7000 Fax (617) 951-7050	Richard D. Truesdell, Jr. Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 Telephone (212) 450-4000 Fax (212) 701-5800

          Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), check the following box.    ☐

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

          THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

 Explanatory Note

        This Amendment is being filed for the purpose of updating certain language in Part II, Item 15 of the Registration Statement, as well as filing updated Exhibits 1.1 and 10.3 and filing Exhibits 5.1 and 23.2 to the Registration Statement. No change is made to the prospectus constituting Part I of the Registration Statement or Items 13, 14 and 17 of the Registration Statement.

 PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.    Other Expenses of Issuance and Distribution.

        The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by the registrant in connection with the sale of the common stock being registered hereby. The underwriters have agreed to reimburse us for certain of our expenses, which may include legal and other advisors' fees, up to $500,000. All amounts are estimates except the SEC registration fee, the FINRA filing fee and NASDAQ Global Market listing fee.

Amount to be Paid
SEC registration fee	$21,865
FINRA filing fee	$31,167
NASDAQ Global Market listing fee	$100,000
Blue Sky fees and expenses	$2,000
Printing and engraving expenses	$200,000
Legal fees and expenses	$950,000
Accounting fees and expenses	$815,000
Transfer agent and registrar fees	$8,000
Miscellaneous	$371,968

Total	$2,500,000

ITEM 14.    Indemnification of Directors and Officers.

        The registrant's certificate of incorporation contains provisions that eliminate, to the maximum extent permitted by the General Corporation Law of the State of Delaware, the personal liability of directors and officers for monetary damages for breach of their fiduciary duties as a director or officer.

        Sections 145 of the General Corporation Law of the State of Delaware provide that a corporation may indemnify any person made a party to an action by reason of the fact that he or she was a director, executive officer, employee or agent of the corporation or is or was serving at the request of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of an action by or in right of the corporation, no indemnification may generally be made in respect of any claim as to which such person is adjudged to be liable to the corporation. The registrant's certificate of incorporation and bylaws provide that it shall indemnify its directors and executive officers and may indemnify its employees and other agents to the fullest extent permitted by the General Corporation Law of the State of Delaware.

        The registrant has entered into indemnification agreements with its directors and certain of its officers, in addition to the indemnification provided for in its certificate of incorporation and bylaws, and intends to enter into indemnification agreements with any new directors and executive officers in the future. The registrant has purchased and intends to maintain insurance on behalf of any person who is or was a director or officer against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

        The Underwriting Agreement (Exhibit 1.1 hereto) provides for indemnification by the underwriters of the registrant and its executive officers and directors, and by the registrant of the underwriters, for certain liabilities, including liabilities arising under the Securities Act.

        Also see "Undertakings."

ITEM 15.    Recent Sales of Unregistered Securities.

        The following sets forth information regarding all unregistered securities sold during the last three fiscal years. Within the last three years, the registrant has issued and sold the following securities:

1.
From January 1, 2006 through December 31, 2009, the registrant issued options to purchase 9,675,350 shares of its Class B common stock to its employees, consultants and directors with a range of exercise prices from $1.56 to $7.36 per share.

2.
From January 1, 2006 through December 31, 2009, the registrant issued 636,579 shares of Class B common stock upon the exercise of stock options to its employees, consultants and directors.

3.
From January 1, 2006 through December 31, 2009, the registrant issued 620,549 restricted shares of its Class B common stock to its employees, consultants and directors.

4.
On February 21, 2006 and February 27, 2006, combined, the registrant issued 19,633,531 shares of Series E convertible preferred stock for aggregate consideration of $75,000,095 to a group of accredited investors.

5.
On February 1, 2007 and April 2, 2007, combined, the registrant issued 8,000,000 shares of Series F convertible preferred stock for aggregate consideration of $50,000,000 to a group of accredited investors.

6.
On September 1, 2009, the registrant received aggregate consideration of $24,999,996 in exchange for 2,083,333 shares of Series G convertible preferred stock in connection with a milestone payment that became payable on July 22, 2009 pursuant to a collaboration agreement with an accredited investor.

7.
On September 12, 2008, September 16, 2008 and August 17, 2009, combined, the registrant issued 4,162,419 shares of Series H convertible preferred stock for aggregate consideration of $49,949,028 to a group of accredited investors.

8.
On November 13, 2009, the registrant received aggregate consideration of $15,000,018 in exchange for 681,819 shares of Series I convertible preferred stock in connection with a milestone payment that became payable on November 2, 2009 pursuant to a license agreement with an accredited investor.

        The sales and issuances of restricted securities in the transactions described in the paragraphs above were deemed to be exempt from registration under the Securities Act in reliance upon the following exemptions:

  •
  with respect to the transactions described in paragraphs 1 through 3, Rule 701 promulgated under Section 3(b) of the Securities Act, as transactions pursuant to a written compensation benefit plan and contracts relating to compensation as provided under Rule 701; and

  •
  with respect to certain of the transactions described in paragraphs 1 through 3 and all of the transactions described in paragraphs 4 through 8, Section 4(2) of the Securities Act, or Rule 506 of Regulation D promulgated thereunder, as transactions by an issuer not involving any public offering. The recipients of securities in the transaction represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the securities issued in such transactions. The sales of these securities were made without general solicitation or advertising. All recipients were accredited investors or had adequate access, through their relationship with us, to information about us.

        There were no underwritten offerings employed in connection with any of the transactions set forth above. Each share of its outstanding preferred stock described above will convert into one share of Class B common stock.

ITEM 16.    Exhibits and Financial Statement Schedules.

  (a)
  Exhibits

Number	Description
1.1	Form of Underwriting Agreement
3.1**	Tenth Amended and Restated Certificate of Incorporation (as currently in effect)
3.2**	Form of Eleventh Amended and Restated Certificate of Incorporation
3.3**	Fourth Amended and Restated Bylaws (as currently in effect)
3.4**	Form of Fifth Amended and Restated Bylaws
4.1**	Specimen Class A common stock certificate
4.2**	Eighth Amended and Restated Investors' Rights Agreement, dated as of September 1, 2009, by and among the registrant, the Founders and the Investors named therein
5.1	Opinion of Ropes & Gray LLP
10.1#**	1998 Amended and Restated Stock Option Plan and form agreements thereunder
10.2#**	Amended and Restated 2002 Stock Incentive Plan and form agreements thereunder
10.3#	Amended and Restated 2005 Stock Incentive Plan and form agreements thereunder
10.4#**	2010 Employee, Director and Consultant Equity Incentive Plan
10.5#**	2010 Employee Stock Purchase Plan
10.6#**	Change of Control Severance Benefit Plan
10.7#**	Director Compensation Plan
10.8#**	Consulting Agreement, dated as of November 30, 2009, by and between Christopher Walsh and the registrant
10.9+**	Collaboration Agreement, dated as of September 12, 2007, as amended on November 3, 2009, by and between Forest Laboratories, Inc. and the registrant
10.10+**	License Agreement, dated as of April 30, 2009, by and between Almirall, S.A. and the registrant
10.11+**	License Agreement, dated as of November 10, 2009, by and among Astellas Pharma, Inc. and the registrant
10.12#**	Form of Indemnification Agreement with directors and officers
10.13**	Terms of Amended and Restated Lease for facilities at 320 Bent St., Cambridge, MA, between registrant and BMR-Rogers Street LLC
10.14**	Lease for facilities at 301 Binney St., Cambridge, MA, dated as of January 12, 2007, as amended on April 9, 2009, by and between registrant and BMR-Rogers Street LLC
10.15**	Master Security Agreement, dated as of January 16, 2009, by and between the registrant and Oxford Finance Corporation

Number	Description
21.1**	Subsidiaries of the registrant
23.1**	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Ropes & Gray LLP (included in Exhibit 5.1)
24.1**	Power of Attorney (see pages II-5 and II-6 of original filing)

*
To be filed by amendment

**
Previously filed

+
Confidential treatment requested under 17 C.F.R. §§200.80(b)(4) and 230.406. The confidential portions of this exhibit have been omitted and are marked accordingly. The confidential portions have been filed separately with the Securities and Exchange Commission pursuant to the Confidential Treatment Request.

#
Indicates management contract or compensatory plan, contract, or agreement

        (b)   Financial Statements Schedules—All schedules are omitted because they are not applicable or the required information is shown in the financial statements or notes thereto.

ITEM 17.    Undertakings.

        The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        The undersigned registrant hereby undertakes that:

          (1)   For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2)   For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on the 29th day of January, 2010.

Ironwood Pharmaceuticals, Inc.
By:	/s/ PETER M. HECHT
Peter M. Hecht Chief Executive Officer

POWER OF ATTORNEY

        Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ PETER M. HECHT Peter M. Hecht	Chief Executive Officer and Director (Principal Executive Officer)	January 29, 2010
/s/ MICHAEL J. HIGGINS Michael J. Higgins	Chief Operating Officer & Chief Financial Officer (Principal Financial Officer & Principal Accounting Officer)	January 29, 2010
* Joseph C. Cook, Jr.	Chairman of the Board	January 29, 2010
* George Conrades	Director	January 29, 2010
* David Ebersman	Director	January 29, 2010
* Marsha H. Fanucci	Director	January 29, 2010
* Stephen C. Knight	Director	January 29, 2010

Signature	Title	Date

* Terrance G. McGuire	Director	January 29, 2010
* Gina Bornino Miller	Director	January 29, 2010
* Bryan E. Roberts	Director	January 29, 2010
* David E. Shaw	Director	January 29, 2010
* Christopher T. Walsh	Director	January 29, 2010

*By:	/s/ MICHAEL J. HIGGINS
Michael J. Higgins Attorney-in-Fact

 Exhibit Index

Number	Description
1.1	Form of Underwriting Agreement
3.1**	Tenth Amended and Restated Certificate of Incorporation (as currently in effect)
3.2**	Form of Eleventh Amended and Restated Certificate of Incorporation
3.3**	Fourth Amended and Restated Bylaws (as currently in effect)
3.4**	Form of Fifth Amended and Restated Bylaws
4.1**	Specimen Class A common stock certificate
4.2**	Eighth Amended and Restated Investors' Rights Agreement, dated as of September 1, 2009, by and among the registrant, the Founders and the Investors named therein
5.1	Opinion of Ropes & Gray LLP
10.1#**	1998 Amended and Restated Stock Option Plan and form agreements thereunder
10.2#**	Amended and Restated 2002 Stock Incentive Plan and form agreements thereunder
10.3#	Amended and Restated 2005 Stock Incentive Plan and form agreements thereunder
10.4#**	2010 Employee, Director and Consultant Equity Incentive Plan
10.5#**	2010 Employee Stock Purchase Plan
10.6#**	Change of Control Severance Benefit Plan
10.7#**	Director Compensation Plan
10.8#**	Consulting Agreement, dated as of November 30, 2009, by and between Christopher Walsh and the registrant
10.9+**	Collaboration Agreement, dated as of September 12, 2007, as amended on November 3, 2009, by and between Forest Laboratories, Inc. and the registrant
10.10+**	License Agreement, dated as of April 30, 2009, by and between Almirall, S.A. and the registrant
10.11+**	License Agreement, dated as of November 10, 2009, by and among Astellas Pharma, Inc. and the registrant
10.12#**	Form of Indemnification Agreement with directors and officers
10.13**	Terms of Amended and Restated Lease for facilities at 320 Bent St., Cambridge, MA, between registrant and BMR-Rogers Street LLC
10.14**	Lease for facilities at 301 Binney St., Cambridge, MA, dated as of January 12, 2007, as amended on April 9, 2009, by and between registrant and BMR-Rogers Street LLC
10.15**	Master Security Agreement, dated as of January 16, 2009, by and between the registrant and Oxford Finance Corporation
21.1**	Subsidiaries of the registrant
23.1**	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Ropes & Gray LLP (included in Exhibit 5.1)
24.1**	Power of Attorney (see pages II-5 and II-6 of original filing)

*
To be filed by amendment

**
Previously filed

+
Confidential treatment requested under 17 C.F.R. §§200.80(b)(4) and 230.406. The confidential portions of this exhibit have been omitted and are marked accordingly. The confidential portions have been filed separately with the Securities and Exchange Commission pursuant to the Confidential Treatment Request.

#
Indicates management contract or compensatory plan, contract, or agreement

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Explanatory Note
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  ITEM 13. Other Expenses of Issuance and Distribution.
  ITEM 14. Indemnification of Directors and Officers.
  ITEM 15. Recent Sales of Unregistered Securities.
  ITEM 16. Exhibits and Financial Statement Schedules.
  ITEM 17. Undertakings.
SIGNATURES
POWER OF ATTORNEY
Exhibit Index